Exhibit 4.1

                                AMENDMENT NO. 1
                                      TO
                           NOTE PURCHASE AGREEMENT


      This Amendment No. 1 (this "Amendment") to that certain Note Purchase Agreement dated as of August 31, 1999 among Wausau Paper Corp. (formerly known as Wausau-Mosinee Paper Corporation (the "Company")) and the parties thereto (the "Agreement") is entered into as of June 28, 2005, among (i) the Company,
(ii) the subsidiaries of the Company which are parties to the Agreement as Guarantors, and (iii) the holders of the Notes who execute the signature pages hereto ("Holders").

                                   RECITALS

      The Company has requested, and the Holders have agreed to, an amendment of the terms of the Agreement as set forth below.

                                   AGREEMENT

      Now, Therefore, the parties hereto agree as follows:

1. DEFINED TERMS. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

2. AMENDMENT TO SECTION 10.3 OF THE AGREEMENT. Section 10.3 of the Agreement is hereby amended in its entirety to read as follows:

            10.3  Consolidated Net Worth

                        The Company will not at any time permit Consolidated
            Net Worth to be less than $280,000,000 plus, as of the end of each fiscal quarter commencing with the fiscal quarter ending September 30, 2004, (i) 25% of Consolidated Net Income for the fiscal quarter then ended (with no deduction for a net loss in any such fiscal quarter) and (ii) 100% of the proceeds of the issuance of any Equity Interests, such increases to be cumulative.

3. AMENDMENT TO SECTION 10.4 OF THE AGREEMENT. Section 10.4 of the Agreement is hereby amended in its entirety to read as follows:

            10.4  Limitation on Consolidated Funded Indebtedness.

                        The Company will not, and will not permit any
            Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Consolidated Funded Indebtedness, unless on the date the Company or such Subsidiary becomes liable
                                       -1
            with respect to any such Consolidated Funded Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Consolidated Funded Indebtedness:

                        (i)   no Default or Event of Default exists,

                        (ii) the ratio of Consolidated Funded Indebtedness to Consolidated Total Capitalization would not exceed .55 to 1.0, and

                        (iii) in the case that such Consolidated Funded
                  Indebtedness constitutes Priority Debt, such Priority Debt is permitted by Section 10.5.

4. AMENDMENT TO SECTION 10.5 OF THE AGREEMENT. Section 10.5 of the Agreement is hereby amended in its entirety to read as follows:

            10.5  Limitation on Priority Debt.

                        The Company will not at any time permit Priority Debt
            to exceed 25% of Consolidated Net Worth (determined as of the then most recently ended fiscal quarter of the Company).

5. RESTRICTED SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES. From and after the date of this Amendment:

      (a) each use of, or reference to, the term "Restricted Subsidiary" or "Unrestricted Subsidiary" in the Agreement shall be deemed to be the use of, or reference to, the term "Subsidiary;" and

      (b) Section 9.7 of the Agreement is hereby amended in its entirety to read as follows:

                  Section 9.7 [Reserved]

6. AMENDMENT OF SCHEDULE B (DEFINED TERMS).

      (a) Schedule B to the Agreement is hereby amended by (x) adding the defined terms contained in subsections (i), (ii), (v), (vi), and (vii) of this
Section 6(a) and (y) amending and restating the defined terms in the Agreement corresponding to subsections (iii) and (iv) of this Section 6(a):

            (i) "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
                                       -2-
            (ii) "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date, all Funded Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            (iii) "CONSOLIDATED NET INCOME" means, for any period, the net income, after taxes, of the Company and its consolidated Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP, but excluding, to the extent reflected in determining such net income,
      (a) extraordinary gains and losses for such period and (b) any equity interests of the Company or any Subsidiary in the un-remitted earnings of any Person that is not a Subsidiary.

            (iv) "CONSOLIDATED TOTAL CAPITALIZATION" means Consolidated Funded Indebtedness plus Consolidated Net Worth.

            (v) "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights, or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights, or other interests are outstanding on any date of determination.

            (vi) "FUNDED INDEBTEDNESS" of any Person means at any date, without duplication, the sum of the following calculated in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money;

                  (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person;

                  (c) all Funded Indebtedness of others secured by (or for
            which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Funded Indebtedness shall be calculated at the greater of (i) the amount of such Funded Indebtedness as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien;
                                       -3-
                  (d) all Guaranties of such Person with respect to Funded
            Indebtedness of others;

                  (e) the Attributable Indebtedness in respect of capital
            leases and Synthetic Lease Obligations;

                  (f) the maximum amount of all standby letters of credit
            issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent un-reimbursed); and

                  (g) the aggregate amount of uncollected accounts receivable subject at such time to a sale or securitization of receivables (or similar transaction) (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with
            GAAP).

                  The Funded Indebtedness of any Person shall include the
            Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Funded Indebtedness.

            (vii) "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      (b) Schedule B to the Agreement is hereby amended by deleting the definitions of "ADJUSTED CONSOLIDATED NET WORTH," "CONSOLIDATED TOTAL DEBT," "RESTRICTED INVESTMENT," "RESTRICTED SUBSIDIARY," and "UNRESTRICTED SUBSIDIARY."

7. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holders that:

      (a) no Default or Event of Default exists or would result from the execution of this Amendment;

      (b) all of the representations and warranties set forth in the Agreement are true and correct as of the date hereof (except for those that expressly state that they are made as of an earlier date);

      (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Notes or, to the extent it does, they are hereby released in consideration of the Required Holders entering into this Amendment; and

      (d) immediately prior to the effectiveness of this Amendment, no Unrestricted Subsidiaries of the Company were in existence, and all Subsidiaries of the Company were Restricted Subsidiaries.
                                       -4-
8. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to (a) receipt by the Company, of signature pages to this Amendment duly executed by the Company, the Guarantors, and not less than the Required Holders with respect to an amendment of the Agreement and (b) receipt by each holder (as defined in the Agreement) of the fees pursuant to Section 11 of this Amendment.

9. RATIFICATION OF AGREEMENT. The term "this Agreement" and all similar references as used in the Agreement and any documents prepared or executed in connection therewith, shall hereafter mean the Agreement as amended by this Amendment. Except as herein specifically agreed, the Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

10. AUTHORITY/ENFORCEABILITY. Each of the Company and the Guarantors represents and warrants as follows:

      (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

      (b) this Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

      (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery, or performance by such Person of this Amendment.

11. FEES. The Company agrees to pay to each holder (as defined in the Agreement) an amount equal to 10 basis points (.10%) multiplied by the outstanding principal amount of the Notes registered in the name of such holder as of the effective date of this Amendment. Such amount shall be paid by the Company to each holder on or before the close of business on the first business day subsequent to the date on which the condition precedent set forth in
Section 8(a) has been satisfied. Payment shall be made in the same manner by which interest on Notes is paid to such holder.

12. COUNTERPARTS/TELECOPY. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered by the executing Person.

13. GOVERNING LAW. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
                                       -5-
14. ENTIRE AGREEMENT. This Amendment embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements between the parties.

15. EFFECTIVE DATE. This Amendment shall be deemed to be effective as of the date the conditions precedent contained in Section 8 of this Amendment are satisfied.


                                    WAUSAU PAPER CORP.


                                    By:    SCOTT P. DOESCHER
                                           Scott P. Doescher
                                           Senior Vice President, Finance
     (Signatures of Holders and Guarantors appear on the following pages.)
                                       -6-

The foregoing is hereby agreed to as of the date first above written.

ACACIA LIFE INSURANCE COMPANY           ACACIA LIFE INSURANCE COMPANY
By: Ameritas Investment Advisors, Inc., By: Ameritas Investment Advisors, Inc.,
as Agent                                as Agent

By:    ANDREW S. WHITE                   By:     ANDREW S. WHITE
       Andrew S. White                           Andrew S. White
Title: Vice President                    Title:  Vice President


AMERITAS LIFE INSURANCE GROUP            AMERITAS VARIABLE LIFE
By:  Ameritas Investment Advisors, Inc., INSURANCE COMPANY
as Agent                                 By:  Ameritas Investment Advisors,
                                         Inc., as Agent

By:    ANDREW S. WHITE                   By:     ANDREW S. WHITE
       Andrew S. White                           Andrew S. White
Title: Vice President                    Title:  Vice President


Mellon Bank, N.A., solely in its capacity as JEFFERSON PILOT FINANCIAL Custodian for Aviva Life-Principal Glob Priv INSURANCE COMPANY
General Account Universal Life (as directed by the Principal Global Investors, LLC), and not in its individual capacity
(MAC & CO) - Nominee Name

By:    BERNADETTE RIST                        By:
       Bernadette Rist
Title: Authorized Signatory                   Title:


MODERN WOODMEN OF AMERICA                THRIVENT FINANCIAL FOR
                                         LUTHERANS

By:    DOUGLAS A. PANNIER                By:     MARK O. SWENSON
       Douglas A. Pannier                        Mark O. Swenson
Title: Supervisor, Private Placements    Title:  Vice President
                                       -7-
NATIONWIDE LIFE &                        NATIONWIDE LIFE & ANNUITY
ANNUITY COMPANY OF AMERICA               INSURANCE COMPANY


By:    WAYNE T. FRISBEE                  By:     WAYNE T. FRISBEE
       Wayne T. Frisbee                          Wayne T. Frisbee
Title: Authorized Signatory              Title:  Authorized Signatory


STATE FARM LIFE AND ACCIDENT             STATE FARM LIFE INSURANCE
ASSURANCE COMPANY                        COMPANY


By:                                      By:

Title:                                   Title:

TEACHERS INSURANCE AND                   THE NORTHWESTERN MUTUAL
ANNUITY ASSOCIATION OF AMERICA           LIFE INSURANCE COMPANY


By:    LISA M. FERRARO                   By:     MARK E. KISHLER
       Lisa M. Ferraro                           Mark E. Kishler
Title: Director                          Title:  Its Authorized Representative


REASSURE AMERICA LIFE INSURANCE
COMPANY
By: Swiss Re Asset Management (Americas) Inc.

By:    CHRISTOPHER J. WEIHS
       Christopher J. Weihs
Title: Managing Director
                                       -8-

                    CONSENT AND REAFFIRMATION OF GUARANTORS


      The undersigned hereby consents to this Amendment No. 1 and reaffirms its obligations under the Guaranty Agreement.


BAY WEST PAPER CORPORATION               THE MIDDLETOWN HYDRAULIC
                                         COMPANY


By:   SCOTT P. DOESCHER                  By:   SCOTT P. DOESCHER
      Scott P. Doescher                        Scott P. Doescher
      Senior Vice President, Finance           Senior Vice President, Finance


MOSINEE HOLDINGS, INC.                   MOSINEE PAPER CORPORATION


By:   SCOTT P. DOESCHER                  By:   SCOTT P. DOESCHER
      Scott P. Doescher                        Scott P. Doescher
      Senior Vice President, Finance           Senior Vice President, Finance


RHINELANDER PAPER COMPANY,               THE SORG PAPER COMPANY
INC.


By:   SCOTT P. DOESCHER                  By:   SCOTT P. DOESCHER
      Scott P. Doescher                        Scott P. Doescher
      Senior Vice President, Finance           Senior Vice President, Finance

WAUSAU PAPERS OF                         WAUSAU PAPERS OTIS MILL, INC.
NEW HAMPSHIRE, INC.


By:   SCOTT P. DOESCHER                  By:   SCOTT P. DOESCHER
      Scott P. Doescher                        Scott P. Doescher
      Senior Vice President, Finance           Senior Vice President, Finance
                                       -9-